FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 11, 2002 (July 1, 2002)

                      Community First Financial Corporation
             (Exact name of registrant as specified in its charter)

           Virginia                   ___________                 81-0556879
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

         1646 Graves Mill Road, Lynchburg, VA              24502
       (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (434) 386-6300

                                      None
         (Former name or former address, if changed since last report.)

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Item 1.  Changes in Control of Registrant.

Effective July 1, 2002, following appropriate notification to the Federal Reserve Bank pursuant to Section 225.17 of Regulation Y and filing with the Virginia Bureau of Financial Institutions, Community First Financial Corporation ("CFFC") assumed control of Community First Bank, the Registrant, in connection with the formation of a one-bank holding company. As a result of the transaction, CFFC now owns 100 percent of the outstanding shares of Community First Bank, having assumed control from the stockholders of the bank. The consideration furnished to such stockholders was shares of common stock of CFFC, on the basis of one share of new holding company stock for each share of bank stock held. Thus each former stockholder of the bank now owns the identical number of shares of CFFC common stock.

The common stock of the Registrant is deemed registered under Section 12 (g) of the Securities Exchange Act of 1934.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  July 11, 2002                    COMMUNITY FIRST BANK
                                             (Registrant)



                                         By /s/ John  L. Wynne
                                           ------------------------------
                                           John  L. Wynne, President

                      COMMUNITY FIRST FINANCIAL CORPORATION


                              EXHIBITS TO FORM 8-K

(2) Plan of acquisition, reorganization,             Agreement and Plan of Share
    arrangement, liquidation or succession           Exchange


(4) Instruments defining rights of holders of        Articles of Incorporation
    common stock being registered